  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996

                                                REGISTRATION NO. 333-07757

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMEN     T NO. 1
                                      TO

                                 FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                       UNITED STATES FILTER CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    3589                    33-0266015
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION      IDENTIFICATION NO.)
     INCORPORATION OR            CODE NUMBER)
      ORGANIZATION)

                              40-004 COOK STREET
                         PALM DESERT, CALIFORNIA 92211
                                (619) 340-0098
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                              DAMIAN C. GEORGINO
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       UNITED STATES FILTER CORPORATION
                              40-004 COOK STREET
                         PALM DESERT, CALIFORNIA 92211
                                (619) 340-0098
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                   Copy to:
                               JANICE C. HARTMAN
                          KIRKPATRICK & LOCKHART LLP
                             1500 OLIVER BUILDING
                        PITTSBURGH, PENNSYLVANIA 15222
                                (412) 355-6500
                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

                               ----------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                                PROPOSED
                                                 PROPOSED       MAXIMUM
    TITLE OF EACH CLASS OF                       MAXIMUM       AGGREGATE     AMOUNT OF
          SECURITIES            AMOUNT TO BE  OFFERING PRICE    OFFERING    REGISTRATION
       TO BE REGISTERED          REGISTERED    PER SHARE(1)     PRICE(1)       FEE(2)
- ----------------------------------------------------------------------------------------
Common stock, par value .....
 $.01 per share..............  114,994 shares    $33.6875    $3,873,860.375    $1,336
- ----------------------------------------------------------------------------------------
Common stock, par value .....
 $.01 per share..............   57,497 shares    $19.25      $1,106,817.25     $  382
- ----------------------------------------------------------------------------------------
  Totals.....................  172,491 shares                $4,980,677.625    $1,718

===============================================================================

(1) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on July 5, 1996 with respect to 114,994 shares and on July 16, 1996 with respect to 57,497 shares as reported on the New York Stock Exchange Composite Tape.

(2) A registration fee of $1,336 was paid in connection with the filing of this registration statement initially covering 114,994 shares.

===============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 19, 1996

PROSPECTUS
JULY  , 1996

                              172,491 SHARES

                      [LOGO OF U.S. FILTER CORPORATION]


                        UNITED STATES FILTER CORPORATION

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                                  -----------

  This prospectus provides for the offering of up to an aggregate of 172,491 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States Filter Corporation (the "Company"). The Shares were acquired by John Hancock Capital Growth Fund II Limited Partnership and John Hancock Capital Growth Fund III Limited Partnership (the "Selling Stockholders") on May 31, 1996, pursuant to the terms of an Agreement and Plan of Merger dated April 15, 1996 (the "Purchase Agreement"). The Shares were issued as partial consideration for the repayment of debt owed by the Company's newly acquired subsidiary, Zimpro Environmental, Inc. ("Zimpro"), to the Selling Stockholders.

  The Shares may be offered or sold by or for the account of the Selling Stockholders from time to time or at one time on the New York Stock Exchange (the "NYSE") or otherwise, at prices and on terms to be determined at the time of sale, to purchasers directly or by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholders and DLJ may be deemed to be "underwriters" within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by DLJ may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholders" and "Plan of Distribution."

  The Common Stock is listed on the NYSE and traded under the symbol "USF." The last reported sale price of the Common Stock on the NYSE on July 18, 1996 was $21.50 per share.

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company (File No. 1-10728) with the Commission pursuant to the Exchange Act are incorporated herein by reference:
The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996; the Company's Current Reports on Form 8-K dated May 31, 1996 (as amended on Form 8-K/A dated June 28, 1996), June 10, 1996, June 27, 1996 and July 15, 1996 (two such Current Reports); and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

  All documents and reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Vice President, General Counsel and Secretary of United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211 (telephone (619) 340-0098).

                                  THE COMPANY

  The Company is a leading global provider of industrial and commercial water treatment systems and services, with an installed base of more than 100,000 systems worldwide. The Company offers a single-source solution to its industrial, commercial and municipal customers through what the Company believes to be the industry's broadest range of cost-effective water treatment systems, services and proven technologies. The Company capitalizes on its substantial installed base to sell additional systems and utilizes its global network of more than 125 sales and service facilities, including 21 manufacturing plants, to provide customers with ongoing service and maintenance. In addition, the Company is a leading international provider of service deionization ("SDI") and outsourced water services, including operation of water purification and wastewater treatment systems at customer sites.

  The Company's principal executive offices are located at 40-004 Cook Street, Palm Desert, California 92211, and its telephone number is (619) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.

                                 RISK FACTORS

  Prospective investors should carefully consider the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the Shares offered hereby.

ACQUISITION STRATEGY

  In pursuit of its strategic objective of becoming the leading global single-source provider of water treatment systems and services the Company has, since 1991, acquired and successfully integrated more than 40 United States based and international businesses with strong market positions and substantial water treatment expertise. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

INTERNATIONAL TRANSACTIONS

  The Company has made and expects it will continue to make acquisitions and to obtain contracts in Europe, Asia and Latin America and other areas outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices and possible social, political and economic instability.

RELIANCE ON KEY PERSONNEL

  The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, its Chairman, Chief Executive Officer and President. Should any of the senior managers be unable to continue in their present roles, the Company's prospects could be adversely affected.

PROFITABILITY OF FIXED PRICE CONTRACTS

  A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

CYCLICALITY OF CAPITAL EQUIPMENT SALES

  The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. The Company's revenues from capital equipment sales were approximately 60% of total revenues for the fiscal year ended March 31, 1995 and 49% for the fiscal year ended March 31, 1996. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

POTENTIAL ENVIRONMENTAL RISKS

  The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in civil or criminal enforcement actions or private actions that could have a materially adverse effect on the Company. In that regard, allegations have been made by federal and state environmental regulatory authorities of multiple violations by a wholly owned subsidiary of the Company with respect to applicable wastewater pretreatment standards at a Connecticut ion exchange regeneration facility acquired by the Company in October 1995 from Anjou International Company ("Anjou"). A grand jury investigation is pending which is believed to relate to the same conditions that were the subject of the allegations. The Company has rights of indemnification from Anjou which may be available with respect to these matters. The Company's activities as owner and operator of a hazardous waste treatment and recovery facility are subject to stringent laws and regulations and compliance reviews. Failure of this facility to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.

COMPETITION

  The water purification and wastewater treatment industry is fragmented and highly competitive. The Company competes with many United States based and international companies in its global markets. The principal methods of competition in the markets in which the Company competes are technology, service, price, product specifications, customized design, product knowledge and reputation, ability to obtain sufficient performance bonds, timely delivery, the relative ease of system operation and maintenance, and the prompt availability of replacement parts. In the municipal contract bid process, pricing and ability to meet bid specifications are the primary considerations. While no competitor is considered dominant, there are competitors that are divisions or subsidiaries of larger companies which have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.

TECHNOLOGICAL AND REGULATORY CHANGE

  The water purification and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's purification and treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

SHARES ELIGIBLE FOR FUTURE SALE

  The market price of the Common Stock could be adversely affected by the availability for sale of shares held on July 18, 1996 by security holders of the Company, including (i) up to 4,054,093 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5 3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity), (ii) 4,388,417 shares issuable upon conversion of convertible debentures of the Company at a conversion price of $13.60 per share of Common Stock and 7,636,364 shares issuable upon conversion of convertible notes of the Company at a conversion price of $18.33 per share of Common Stock that are currently registered for sale under the Securities Act pursuant to two shelf registration statements, (iii) 3,217,672 outstanding shares that are currently registered for sale under the Securities Act pursuant to two shelf registration statements, and (iv) 2,857,611 shares which are subject to agreements pursuant to which the holders have certain rights to request the Company to register the sale of such holders' Common Stock under the Securities Act and, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company (1,980,000 of which shares also may be sold from time to time by the holder thereof pursuant to Rule 144 under the Securities Act). In addition, the Company has registered for sale under the Securities Act 4,821,219 shares which may be issuable by the Company from time to time in connection with acquisitions of businesses or assets from third parties.

                                USE OF PROCEEDS

  The Selling Stockholders will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.

                              SELLING STOCKHOLDERS

  The Shares which may be offered from time to time pursuant to this Prospectus include 13,002 Shares offered for the account of John Hancock Capital Growth Fund II Limited Partnership ("Fund II") and 159,489 Shares offered for the account of John Hancock Capital Growth Fund III Limited Partnership ("Fund III"). Funds II and III acquired an aggregate of 39,470 and 484,065 Shares (including the Shares offered hereby), respectively, on May 31, 1996 under the terms of the Purchase Agreement. The aggregate number of Shares owned by each of Funds II and III prior to the offering described in this Prospectus and the aggregate number of Shares that would be owned by each of them if all the shares offered hereby were disposed of constitute less than 1% of the outstanding Common Stock as of July 18, 1996.

  Pursuant to the Purchase Agreement, the Company acquired by merger all of the outstanding voting securities of Zimpro. Prior to such merger, the Selling Stockholders were significant shareholders and creditors of Zimpro and had certain contractual and other rights with respect to their share and debt holdings in Zimpro. Other than as described herein, neither of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates.

                             PLAN OF DISTRIBUTION

  Shares offered hereby may be sold from time to time or at one time by or for the account of the Selling Stockholders on the NYSE; directly to purchasers in negotiated transactions; by or through DLJ in ordinary brokerage transactions or transactions in which DLJ solicits purchasers; in block trades in which DLJ will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which DLJ purchases as principal for resale for its own account; or in any combination of the foregoing methods. The Shares will not be sold pursuant to an underwritten offering. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. DLJ may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions. The Company will bear the cost of any such compensation. The proceeds to the Selling Stockholders from any sale of Shares will be net of any expenses to be borne by the Selling Stockholders. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, any discounts, commissions or concessions and other items constituting compensation. The Company may agree to indemnify DLJ against certain civil liabilities, including liabilities under the Securities Act. The Company and the Selling Stockholders are obligated to indemnify each other against certain civil liabilities arising under the Securities Act.

  The Selling Stockholders and DLJ may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by DLJ and any profit on the resale of the Shares purchased by DLJ may be deemed to be underwriting commissions or discounts under the Securities Act.

  The Company has informed the Selling Stockholders that the provisions of Rules 10b-6 and 10b-7 under the Exchange Act may apply to their sales of Shares and has furnished the Selling Stockholders with a copy of these rules. The Company also has advised the Selling Stockholders of the requirement for delivery of a prospectus in connection with any sale of the Shares.

  Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholders will sell any or all of the Shares. The Selling Stockholders may transfer, devise or gift such Shares by other means not described herein.

  The Company will pay all registration, qualification and filing fees, fees and disbursements of counsel for the Company, accounting fees incident to this Prospectus, "blue sky fees" and expenses, printing and marketing expenses, fees and disbursements of counsel to the Selling Stockholders up to a maximum of $5,000 and all selling commissions payable to DLJ in connection with any sale of the Shares.

                           VALIDITY OF COMMON STOCK

  The validity of the Shares will be passed upon for the Company by Damian C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 150 shares of the Company's Common Stock and options granted under the Company's 1991 Employee Stock Option Plan to purchase an aggregate of 22,500 shares of Common Stock.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Davis Water & Waste Industries, Inc. incorporated in this Prospectus by reference to the audited historical financial statements included in United States Filter Corporation's Form 8-K dated June 27, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of Zimpro Environmental, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

===============================================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Risk Factors...............................................................   3
Use of Proceeds............................................................   5
Selling Stockholders.......................................................   5
Plan of Distribution.......................................................   6
Validity of Common Stock...................................................   6
Independent Certified Public Accountants...................................   6

===============================================================================

===============================================================================

                              172,491 SHARES

                       [LOGO OF U.S. FILTER CORPORATION]

                           UNITED STATES FILTER

                               CORPORATION

                               COMMON STOCK

                               -----------------

                                PROSPECTUS

                               -----------------

                                  , 1996

===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses to be paid by the Company in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, which will be borne by the Selling Stockholders, are as follows:

     Securities and Exchange Commission Filing Fee..................... $ 1,718
     *Accounting Fees and Expenses.....................................   4,000
     *Legal Fees and Expenses..........................................   5,000
     *Printing Expenses................................................   9,895
     *Miscellaneous Expenses...........................................     387
                                                                        -------
       Total........................................................... $21,000

- --------
* Estimated

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on July 19, 1996.

                                          United States Filter Corporation

                                             /s/ Richard J. Heckmann

                                          By: ____________________________
                                             Richard J. Heckmann
                                             Chairman of the Board, President
                                             and Chief Executive Officer

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                      CAPACITY                DATE

                                       Chairman of the
/s/ Richard J. Heckmann                Board, President and     July 19, 1996
- -------------------------------------  Chief Executive
RICHARD J. HECKMANN                    Officer (Principal
                                       Executive Officer)
                                       and a Director

                                       Vice President and
/s/ Kevin L. Spence                    Chief Financial          July 19, 1996
- -------------------------------------  Officer (Principal
KEVIN L. SPENCE                        Financial and
                                       Accounting Officer)

                                       Executive Vice
               *                       President and a          July 19, 1996
- -------------------------------------  Director
MICHAEL J. REARDON

             SIGNATURE                      CAPACITY               DATE

                                      Senior Vice
               *                      President and a         July 19, 1996
- ------------------------------------  Director
TIM L. TRAFF

                                      Director
               *                                              July 19, 1996
- ------------------------------------
JAMES E. CLARK

                                      Director
               *                                              July 19, 1996
- ------------------------------------
JOHN L. DIEDERICH

                                      Director
               *                                              July 19, 1996
- ------------------------------------
ROBERT S. HILLAS

                                      Director
               *                                              July 19, 1996
- ------------------------------------
ARTHUR B. LAFFER

                                      Director
               *                                              July 19, 1996
- ------------------------------------
ALFRED E. OSBORNE, JR.

                                      Director
               *                                              July 19, 1996
- ------------------------------------
J. DANFORTH QUAYLE


               *                      Director                July 19, 1996
- ------------------------------------
C. HOWARD WILKINS, JR.


/s/ Damian C. Georgino                                        July 19, 1996
- ------------------------------------
DAMIAN C. GEORGINO
*Pursuant to Power of Attorney